UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2023
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

On August 3, 2023, Cavco Industries, Inc., a Delaware corporation (the "Company"), announced financial results for its fiscal first quarter ended July 1, 2023. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described under Item 5.07 of this report, at the 2023 Annual Meeting of Shareholders (the "Annual Meeting") of the Company held on August 1, 2023, the shareholders of the Company approved the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan (the "Plan"). The Company’s Board of Directors approved the Plan, subject to approval by its shareholders, on May 16, 2023. The Plan became effective at the time of shareholder approval.

Under the Plan, the Company is authorized to make a variety of equity-based or equity-related awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock units and performance units. There are available for issuance under the Plan, subject to adjustment under the Plan, 550,000 shares of the Company’s common stock, par value $0.01 per share. The Plan replaces the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended. The material terms of the Plan are described in the section entitled “Proposal 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan” of the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on June 15, 2023, which summary is incorporated herein by reference.

The description of the Plan set forth above is qualified in all respects by reference to the Plan filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On August 1, 2023, the Company held its Annual Meeting. At the Annual Meeting there were 7,952,949 shares of the Company's stock represented to vote either in person or by proxy, or approximately 92% of the outstanding shares of the Company as of the Record Date for the Annual Meeting. The final voting results for each of the proposals are as follows:

Proposal Number 1:   Vote to elect the nominees listed below as directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Susan L. Blount	6,820,191	920,055	950	211,753
William C. Boor	7,661,383	78,824	989	211,753
Proposal Number 2:  Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,523,523	197,901	19,772	211,753

Proposal Number 3: Advisory vote on frequency of future executive compensation votes:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
7,282,015	1,871	434,346	22,964	211,753
Based on the voting results on this advisory proposal, the Company has decided that an advisory vote on executive compensation will be included in the Company’s proxy statement every year.
Proposal Number 4: Approve the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,075,813	645,798	19,585	211,753
Proposal Number 5: Vote to ratify the appointment of RSM US LLP as independent registered public accounting firm for fiscal year 2024:

Votes For	Votes Against	Abstentions
7,605,138	329,200	18,611
Item 8.01.    Other Events

On August 1, 2023, the Company's Board of Directors approved a $100 million stock repurchase program which was also announced in the press release attached as Exhibit 99.1 hereto. Portions of such press release with respect to the stock repurchase program are incorporated in this Item 8.01 by reference.
Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan
99.1	Press Release dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Management Contract or Compensatory Plan, Contract or Arrangement; Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on August 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Allison K. Aden
Allison K. Aden
Executive Vice President, Chief Financial Officer & Treasurer

Date:	August 3, 2023

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan
99.1	Press Release dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Management Contract or Compensatory Plan, Contract or Arrangement; Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on August 1, 2023.